Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of City Media, Inc. (the “Registrant”) on Form 10-Q for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Thomas J. Howells, President, Director, Chief Executive Officer, and Principal Accounting Officer, and Kelly Trimble, Secretary, Treasurer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	8/05/11	By:	/s/Thomas J. Howells
Thomas J. Howells
President and Director
Chief Executive Officer, Principal Accounting Officer
City Media, Inc.

Date:	8/05/11	By:	/s/Kelly Trimble
Kelly Trimble
Secretary/Treasurer and Director
City Media, Inc.